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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Finisar Corporation 1999 Stock Option Plan, as amended and restated effective October 1, 2003, of our report dated June 3, 2004, with respect to the consolidated financial statements of Finisar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 2004, filed with the Securities and Exchange Commission on July 14, 2004.

                                           /s/ Ernst & Young LLP

Palo Alto, California
July 13, 2004